UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2017

 Independence Contract Drilling, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36590	37-1653648
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
11601 North Galayda Street
Houston, TX 77086
(Address of principal executive offices)
(281) 598-1230
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On July 14, 2017, Independence Contract Drilling, Inc. (the “Company”) amended and restated its existing credit facility with a syndicate of financial institutions led by CIT Finance, LLC (the “Second A&R Credit Facility”). The Second A&R Credit Facility maintains the aggregate commitments under the facility at $85 million and extends the maturity date two years to November 5, 2020. In addition, the Second A&R Credit Facility provides for an additional uncommitted $65.0 million accordion feature that allows for future increases in facility commitments.

The Second A&R Credit Facility is secured by substantially all of the Company’s assets. Borrowings by the Company are subject to a borrowing base formula that allows for borrowings of up to 85% of eligible trade accounts receivable not more than 90 days outstanding, plus up to 75% of the appraised forced liquidation value of the Company’s eligible, completed and owned drilling rigs. Beginning on December 31, 2017, the 75% advance rate on the Company’s eligible completed and owned drilling rigs decreases by 1.25% per quarter, subject to a floor of 65%. At June 30, 2017, the Company’s aggregate borrowings under the credit facility were $39.0 million and the borrowing base was $89.7 million. Proforma for the amendments included in the Second A&R Credit Facility, the Company’s borrowing base was $95.4 million.

Pricing under the Second Amended Credit Facility remains unchanged. At the Company’s election, interest under the Second A&R Credit Facility is determined by reference to either (i) the London Interbank Offered Rate (“LIBOR”), plus 4.5% or (ii) a “base rate” equal to the higher of the prime rate published by JP Morgan Chase Bank, the federal funds effective rate plus 0.05% or three-month LIBOR plus 1%, plus, in each case, 3.5%. The Company also pays, on a quarterly basis, a commitment fee of 0.50% per annum on the average daily amount of the available commitments under the credit facility.

The Second A&R Credit Facility contains various amendments to the financial and other covenants to accommodate the extension in term, including the leverage ratio covenant, fixed charge coverage ratio covenant and rig utilization ratio covenant as follows:

(a)modifies the Leverage Ratio covenant (defined as Net Funded Debt to EBITDA) to provide as follows as of the following dates:

◦	June 30, 2017: 4.50

◦	September 30, 2017: 4.00

◦	December 31, 2017: 4.00

◦	March 31, 2018: 4.00

◦	June 30, 2018: 4.00

◦	September 30, 2018: 3.75

◦	December 31, 2018: 3.75

◦	March 31, 2019: 3.50

◦	June 30, 2019: 3.50

◦	September 30, 2019: 3.25

◦	December 31, 2019 and thereafter: 3.00.

Under the Second A&R Credit Facility, for purposes of calculating EBITDA, non-cash stock-based compensation expense is added back to EBITDA as well as up to $2.0 million of previously capitalized construction costs that may be incurred in 2017.
(b)modifies the Rig Utilization Ratio covenant to provide for 70% utilization in 2017 and 75% thereafter, but further provides that the Utilization Covenant will not be tested when aggregate borrowings under the facility fall below $30 million. For purposes of calculating the Rig Utilization Ratio, the Second Amended and Restated Credit Agreement continues to exclude decommissioned rigs, rigs under repair and rigs never included in the credit facility borrowing base for purposes of calculating the Rig Utilization Ratio.

(c)modifies the Fixed Charge Coverage Ratio covenant to exclude the following items for purposes of calculating the Fixed Charge Ratio under this covenant: (1) capital expenditures incurred prior to July 1, 2017; (2) capital expenditures relating to the completion of newbuild rigs 213 and 214, subject to certain conditions including the Company obtaining contracts with one year or greater terms upon initial mobilization of such rigs, and (3) up to $1.0 million of additional capital expenditures incurred after July 1, 2017 associated with the Rig 218 conversion.

Additionally, the Second A&R Credit Facility contains restrictive covenants that limit the ability of the Company and any future subsidiaries to, among other things: incur or guarantee additional indebtedness or issue disqualified capital stock, transfer or sell assets, pay dividends or distributions, redeem subordinated indebtedness, make certain types of investments or make other restricted payments, create or incur liens, consummate a merger, consolidation or sale of all or substantially all assets and engage in business other than a business that is the same or similar to the current business and reasonably related businesses. The Second A&R Credit Facility does, however, permit the Company to incur up to $60.0 million of permitted subordinated indebtedness as well as up to $20 million of indebtedness associated with the purchase of additional rig equipment.

The foregoing description of the Second A&R Credit Facility does not purport to be complete and is qualified in its entirety by reference to the complete text of the facility, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 7.01	Regulation FD Disclosure

Members of senior management of Independence Contract Drilling expect to meet with investors on July 18th and 19th, 2017. A copy of the presentation materials, including operational updates, to be provided to these investors is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information furnished pursuant to Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, shall not otherwise be subject to the liabilities of that section and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 9.01	Financial Statements and Exhibits

(d)     Exhibits

Exhibit Number	Description of the Exhibits
10.1	Second Amended and Restated Credit Agreement dated as of July 14, 2017 by and among ICD, the Lenders and CIT, as Administrative Agent.
99.1	Presentation Materials dated July 18th and 19th, 2017

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Independence Contract Drilling, Inc.

Date: July 17, 2017	By:	/s/ Philip A. Choyce
	Name:	Philip A. Choyce
	Title:	Executive Vice President, Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit Number	Description of the Exhibits
10.1	Second Amended and Restated Credit Agreement dated as of July 14, 2017 by and among ICD, the Lenders and CIT, as Administrative Agent.
99.1	Presentation Materials dated July 18th and 19th, 2017